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                                                                EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Interim Services Inc. on Form S-8 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-K of Interim Services Inc. for the year ended December 27, 1996.

/s/ Deloitte & Touche LLP




Fort Lauderdale, Florida

January 5, 1998